UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

Inozyme Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39397 (Commission File Number)	38-4024528 (IRS Employer Identification No.)

321 Summer Street, Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 330-4340

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 4, 2022, Inozyme Pharma, Inc. (the “Company”) issued a press release announcing preliminary biomarker, safety and pharmacokinetic (“PK”) data from the 0.2 mg/kg cohort of the Company’s ongoing Phase 1/2 clinical trial of INZ-701 in adult patients with ENPP1 Deficiency. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 4, 2022, the Company announced preliminary biomarker, safety and PK data from the 0.2 mg/kg cohort of the Company’s ongoing Phase 1/2 clinical trial of INZ-701 in adult patients with ENPP1 Deficiency.

The Phase 1/2 open-label clinical trial is expected to enroll up to nine adult patients with ENPP1 Deficiency at sites in North America and Europe. The trial will primarily assess the safety and tolerability of INZ-701 in adult patients with ENPP1 Deficiency, as well as characterize the pharmacokinetic and pharmacodynamic profile of INZ-701, including evaluation of plasma pyrophosphate (“PPi”) and other biomarker levels. In the Phase 1 dose-escalation portion of the clinical trial, the Company is assessing INZ-701 for 32-days at doses of 0.2 mg/kg, 0.6 mg/kg, and 1.8 mg/kg administered via subcutaneous injection twice weekly, with three patients per dose cohort. The Phase 1 dose-escalation portion of the trial seeks to identify a safe, tolerable dose that increases PPi levels, and that can be used for further clinical development. The open-label Phase 2 extension portion of the trial is assessing long-term safety, pharmacokinetics, and pharmacodynamics of continued treatment with INZ-701 for up to 48 weeks, where patients may receive doses of INZ-701 at home depending on site-specific protocols. Exploratory endpoints will include evaluations of skeletal, vascular, physical function and patient-reported outcomes.

Summary of Preliminary Data

At the 0.2 mg/kg dose level of INZ-701, all three patients showed rapid, significant and sustained increases in PPi levels. Preclinical findings demonstrated PPi as a key predictive biomarker of therapeutic benefit in ENPP1 Deficiency.

•
The range of PPi levels across three patients at screening was 132-333 nM.
•
The range of PPi levels measured at six hours after the first dose was 581-1239 nM, an approximately 4-fold mean increase from screening across the three patients.
•
The mean PPi level during the 32-day dose evaluation period across the three patients was 1356 nM, an approximately 5-fold mean increase from screening across the three patients.
•
The range of peak PPi levels observed during the 32-day dose evaluation period across the three patients was 1082-2416 nM, and was comparable to data from the Company’s study of healthy subjects (n=10), which showed PPi levels between 1002 nM and 2169 nM.

PPi levels observed after dosing of INZ-701 correlated to systemic exposure and activity of INZ-701. PK analysis showed INZ-701 nearing steady-state by Day 29 with an approximately 4-fold accumulation from Day 1, based on AUC0-72. The Company believes that the half-life of INZ-701 observed in this trial suggests the potential for once-weekly dosing. INZ-701 was generally well-tolerated, with no serious adverse events reported, and otherwise exhibited a favorable initial safety profile.

All three patients from the first cohort enrolled in the open-label Phase 2 48-week extension portion of the trial. At Week 12, low titers of anti-drug antibodies were observed in two out of three patients. The significantly increased

PPi levels observed during the 32-day dose evaluation period were sustained in all three patients through Week 12 of the extension portion of the trial.

Following conclusion of the 32-day dose evaluation period, an independent Data Safety Monitoring Board (the “DSMB”) reviewed preliminary data from the ongoing trial. Based on this review, the DSMB recommended the trial continue as planned. Dosing is underway at the 0.6 mg/kg dose level of INZ-701 in the second cohort of the trial.

The Company plans to report topline data from the ongoing Phase 1/2 clinical trial in the second half of 2022.

Healthy Subject Study

The Company conducted a controlled study in healthy subjects to establish a highly sensitive, reproducible PPi assay and to determine factors that may influence PPi measurements. The assay was validated in accordance with the Clinical Laboratory Improvement Amendments and is being used in the ongoing Phase 1/2 clinical trial as a laboratory-developed test.

Key objectives of the healthy subject study were to determine if and how exercise and timing of meals, respectively, affect PPi levels in each subject. Results demonstrated intra-subject variability of PPi levels during the day with the timing of meals. In addition, exercise was shown to increase PPi levels in all subjects. Samples collected after an overnight fast had consistent PPi measurements with low intra-subject variability.

Data from this study of healthy subjects (n=10), using the same sample processing protocol employed in the ongoing and planned Phase 1/2 clinical trials of INZ-701 in ENPP1 Deficiency and ABCC6 Deficiency, showed PPi levels between 1002 nM and 2169 nM. Additional data from this study is expected to be presented at the European Calcified Tissue Society Congress being held on the 7-10th of May 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 4, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to trial results, trial design, the availability of clinical trial data and the potential benefits of INZ-701. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to initiate and conduct its ongoing and planned Phase 1/2 clinical trials of INZ-701 for ENPP1 Deficiency and ABCC6 Deficiency; obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in preclinical studies and clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; advance the development of its product candidates under the timelines it anticipates in planned and future clinical trials; obtain, maintain and protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.
Date: April 4, 2022	By:	/s/ Axel Bolte
Name: Axel Bolte
Title: President and Chief Executive Officer